UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 24, 2008

Universal Travel Group
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51516 (Commission File Number)	90-0296536 (I.R.S. Employer Identification No.)

Shennan Road, Hualian Center, Room 301 - 309 Shenzhen, People’s Republic of China
(Address of principal executive offices) (zip code)

86 755 836 68489
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 24, 2008, the Board of Directors of Universal Travel Group (the “Company”) appointed Mr. Yizhao Zhang as independent director of the Company, to serve until the earlier of his resignation, dismissal, death or when his successor is duly elected and qualified.

Mr. Zhang replaces Mr. Richard P. Randall and Mr. Richard M. Cohen, who tendered their resignation as directors of the Company on June 23, 2008.

Mr. Zhang graduated with a Bachelor of Economic Science from Fudan University in 1992. He then participated in a Master of Science Program at Ecole des Hautes Etudes Commerciales (HEC), l’Universite de Montreal in Montreal, Canada. In 2003, he graduated with a Master of Business Administration from the State University of New York, Buffalo.

Mr. Zhang is presently the Chief Financial Officer in Beijing and Tokyo for Asia Media Co. Ltd, a company listed on the Tokyo Stock Exchange. From May 2007 through May 2008, he was Chief Financial Officer of Shengtai Pharmaceutical Inc., an OTCBB company. From April 2006 through December 2006, he was the Deputy Chief Financial Officer of China Natural Resources, Inc., a NASDAQ-listed company and from April 2005 through April 2006, he was the vice president and senior manager in Chinawe Asset Management Consultancy Limited, a US public company which mainly manages non-performing loan assets in China. He was a financial consultant with Hendrickson Asset Management Assistance LLP from January 2004 through November 2004. Prior to that he worked as a portfolio manager and foreign exchange and common stock trader with the South Financial Service Corporation from 1993-1999.

Mr. Zhang is a Certified Public Accountant, certified by the Delaware State Board of Accountancy, member of American Institute of Certified Public Accountant (AICPA) and a Chartered Financial Analyst.

Mr. Zhang’s compensation as director of the Company is set forth in an appointment letter with the Company dated June 24, 2008. He will be paid a monthly fee of $2,000. He has also been granted options to purchase a total of 100,000 shares of common stock of the Company, par value $0.001 at $1.52 per share. Options to purchase 33,333 shares may be exercised immediately, options to purchase an additional 33,333 shares may be exercised commencing July 1, 2009, and options to purchase the remaining 33,334 shares may be exercised commencing July 1, 2010, provided that in the case of the options to vest in 2009 and 2010 Mr. Zhang is still a director of or otherwise engaged by the Company. The options may be exercised until July 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2008	UNIVERSAL TRAVEL GROUP

By: /s/ Jiangping Jiang
Jiangping Jiang
Chairwoman and Chief Executive Officer